Exhibit 99.1
FORM OF PROXY

USTEL, INC.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
ON                                         , 1997.  THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert L. B. Diener with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Stockholders of UStel, Inc. (the "Company") at the executive offices of the Company at 6167 Bristol Parkway, Suite 100, Culver City, California 90230
on                                        , 1997 at 10:00 a.m. Pacific
Standard Time, and any adjournment of postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1.To approve the Merger Agreement and Plan of Reorganization by and among UStel, Inc., Arcada Acquisition Corp., and S.V.V. Sales, Inc., d.b.a., Arcada Communications dated September 25, 1997, the issuance of the UStel, Inc. Common Stock pursuant thereto and the Merger to be effected thereby.

          The Board of Directors recommends a vote FOR.

               FOR         AGAINST         ABSTAIN

2.To approve the Reincorporation Merger Agreement between UStel, Inc. and UStel Merger Corporation, dated _____________ and the Merger and
Reincorporation effected thereby.

          The Board of Directors recommends a vote FOR.

               FOR         AGAINST         ABSTAIN

3.To approve the Amended and Restated Certificate of Incorporation of UStel Merger Corporation, including its name change to UStel, Inc.

          The Board of Directors recommends a vote FOR.

               FOR         AGAINST         ABSTAIN

4.To approve any proposal to adjourn or postpone the Special Meeting in the event that the management of the Company determines, in its sole discretion, that such adjournment or postponement is necessary or appropriate.

          The Board of Directors recommends a vote FOR.

               FOR         AGAINST         ABSTAIN

5.In their discretion, upon any and all such other matters as may properly come before the meeting.


Dated:                                                  , 1997



                                   Signature



                                   Signature, if held jointly.

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. (Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

     STOCKHOLDERS ARE URGED TO MARK, DATE SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.